UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

ARCA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

ARCA biopharma, Inc. a Delaware corporation (“ARCA” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders scheduled to be held on June 4, 2015 which was adjourned to June 22, 2015 at 9:00 a.m. local time at ARCA’s offices at 11080 CirclePoint Road, Suite 140, Westminster, CO 80020, and at any and all future adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”).

Letter to Stockholders

Attached hereto is a letter mailed to stockholders of ARCA on June 11, 2015.

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11080 CirclePoint Road, Suite 140

Westminster, CO 80020

Phone: 720-940-2200, Fax: 720-208-9261

Dear ARCA Stockholder,

We originally scheduled our annual stockholder meeting for June 4, 2015. However, we were forced to adjourn the meeting to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s proxy statement filed with the SEC, which is available at http://www.sec.gov/Archives/edgar/data/907654/000119312515129381/d895439ddef14a.htm

PLEASE VOTE NOW!

WE NEED YOUR HELP!

Please help us avoid further adjournments, phone calls and mailings by promptly voting your shares of ARCA biopharma, Inc. The Meeting has been adjourned to Monday, June 22, 2015, 9:00 a.m. Mountain Daylight Time, at the Company’s offices at 11080 CirclePoint Road, Suite 140, Westminster, Colorado 80020. In the meantime, you may receive a call from us soliciting your vote.

It is important that you vote.

You can cast your vote electronically by logging into the website listed on the enclosed voting instruction form or by touchtone phone by calling the toll free number on the voting instruction form and following the instructions. You can also vote by mail by returning your executed voting instruction form in the envelope provided.

Remember, your vote counts. Please vote today.

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